UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023
VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6348 Walker Lane
Alexandria,	Virginia	22310
(Address of Principal Executive Offices)		(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2023, VSE Corporation (“VSE” or the “Company”) and a majority of its wholly owned subsidiaries, as borrowers, entered into that certain Sixth Amendment (the “Amendment”) to the Fourth Amended and Restated Business Loan and Security Agreement, dated as of January 5, 2018 (as amended, restated or otherwise modified to date, the “Credit Agreement”) with Citizens Bank, N.A. and certain other banks and financial institutions from time to time party thereto (the “Lenders”) as lenders, and Citizens Bank, N.A., as administrative agent (as successor by merger to Citizens Bank of Pennsylvania ) (in such capacity, the “Administrative Agent”).

The Amendment is intended to enhance the Company’s financial flexibility and enable continued investment in organic growth initiatives and strategic investments within its Aviation segment. In particular, the Amendment provides for the following: (i) an increase in the aggregate principal amount of the term loan (“Term loan”) from $177.5 million to $300.0 million and an extension of the maturity date of the Company’s Term Loan by one year to October 7, 2026; (ii) a modification to the amortization payments on the Term Loan from $5.0 million quarterly to $7.5 million quarterly, commencing with the first quarterly amortization payment due on April 1, 2024; and (iii) an extension of the maturity date of the Company’s revolving credit facility (the “Revolving Facility”) by one year to October 7, 2026. As a result of the Amendment, the capacity under the Revolving Facility will remain unchanged and the Company will have increased availability under the Revolving Facility by approximately $122 million.

From time to time, certain of the parties under the Credit Agreement and/or their affiliates provide financial services to the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	January 3, 2024	By:	/s/ Farinaz S. Tehrani
Farinaz S. Tehrani
Chief Legal Officer and Corporate Secretary